Dynamic Asset Allocation Equity Fund

Amendment to Amended and Restated Bylaws dated as of April 22,
2016. Incorporated by reference to PostEffective Amendment No.
236 to the Registrants Registration Statement filed on June 27,
2016.

SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; Schedule A amended as of March 24, 2016
Incorporated by reference to PostEffective Amendment No. 232 to the Registrants Registration Statement filed on March 29, 2016.